Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The undersigned, who are the Chief Executive Officer and Chief Financial Officer of Monogram Residential Trust, Inc. (the “Company”), each hereby certify, to his knowledge, as follows:

The Quarterly Report on Form 10-Q of the Company (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 3rd day of November, 2016.

/s/ Mark T. Alfieri
Mark T. Alfieri
Chief Executive Officer

/s/ Daniel Swanstrom, II
Daniel Swanstrom, II
Chief Financial Officer